EXHIBIT 1.1

              VAN KAMPEN FOCUS PORTFOLIOS, TAXABLE INCOME SERIES 6

                                 TRUST AGREEMENT

                            Dated: September 12, 2002

   This Trust Agreement among Van Kampen Funds Inc., as Depositor, J.J. Kenny & Co., Inc., as Evaluator, Van Kampen Investment Advisory Corp., as Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Investing Primarily in Mortgage-Backed Securities of the Modified Pass-Through Type Established On and After September 12, 2002 (Including Van Kampen Focus Portfolios, Taxable Income Series 6 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

     1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

     2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information--General Information_Initial number of Units" in the Prospectus for the Trust.

     3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information_Initial number of Units" in the Prospectus for the Trust.

     4. The term "First Settlement Date" shall mean the date set forth in footnote (4) under "Summary of Essential Financial Information."

     5. The term "Monthly Distribution Date" shall mean the "Distribution dates" set forth under "Summary of Essential Financial
          Information--Distributions" in the Prospectus for the Trust.

     6. The term "Monthly Record Date" shall mean the "Record dates" set forth under "Summary of Essential Financial Information--Distributions" in the Prospectus for the Trust.

     7. The Trustee's annual compensation as set forth under Section 7.04, shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's fee."


         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                           By /s/ DOMINICK COGLIANDRO
                   -------------------------------------------
                               Executive Director


                      VAN KAMPEN INVESTMENT ADVISORY CORP.

                           By /s/ DOMINICK COGLIANDRO
                   -------------------------------------------
                               Assistant Treasurer


                             J.J. KENNY & CO., INC.

                             By /s/ JAMES R. RIEGER
             ------------------------------------------------------
                                 Vice President


                              THE BANK OF NEW YORK

                              By /s/ JULIETTE AYEE
             -------------------------------------------------------
                        Title___________________________



                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
              VAN KAMPEN FOCUS PORTFOLIOS, TAXABLE INCOME SERIES 6

   Incorporated herein by this reference and made a part hereof is the schedule set forth under "The Portfolio" in the Prospectus for the Trust.